Exhibit 4.3

Computershare Trust Company, N.A. 250 Royall Street, Suite V Canton MA 02021 Information Agent: Georgeson Telephone 800 903 2897 www.computershare.com MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C 1234567890 J N T Primary Subscription 12345678901234 Rights UNWIRED PLANET, INC. SUBSCRIPTION RIGHTS OFFERING THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK TIME, ON XXX, 2013, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). Unwired Planet, Inc. has distributed to each holder of its common stock owned as of record (each an “Eligible Holder”) at 5:00 p.m. New York time on July 8, 2013 (the “Record Date”), at no charge, one non-transferable right, for each share of common stock held as of the Record Date, to purchase 0.07533 of a share of common stock of Unwired Planet, Inc. at $1.66 per full share (the “Subscription Rights”). The terms and conditions of the Subscription Rights offering are set forth in Unwired Planet, Inc.’s Prospectus dated xxxx, 2013 (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of basic Subscription Rights, and is entitled to exercise the basic Subscription Rights for the number of shares, shown on this Rights Certificate. THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE The Subscription Rights are non-transferable. The Subscription Rights will not be listed on any securities exchange or quoted on any automated quotation system. Unwired Planet, Inc. cannot assure you that the shares of common stock of Unwired Planet, Inc. issued in respect of exercised Subscription Rights will ever be listed on the Nasdaq Global Select Market or any other securities exchange or quotation system. EXERCISE PRICE The exercise price for the Subscription Rights is $1.66 per full share. A fractional Subscription Right will not be exercisable unless it is aggregated with other fractional Subscription Rights so that when exercised, in the aggregate, such fractional Subscription Rights result in the purchase of a whole share of common stock of Unwired Planet, Inc. In other words, fractional Subscription Rights cannot be exercised for fractional shares of common stock of Unwired Planet, Inc. METHOD OF EXERCISE OF RIGHTS IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., NEW YORK TIME, ON xxxxx, 2013. Holder ID COY Class Rights Qty Issued Rights Cert # 123456789 XXXX Subscription Rights XXX.XXXXXX 12345678 Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) 12345678 CLS XR T2 COYC + 001CD40020 01ONRD

Full payment of the exercise price for each share of common stock you wish to purchase be must be made in U.S. dollars by (1) certified check drawn upon a U.S. bank payable to the Rights Agent, or (2) cashier’s check drawn upon a U.S. bank or express money order payable to the Rights Agent, in each case in accordance with the “Instructions As To Use of Unwired Planet Subscription Rights Certificates” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Rights Agent. Payments of the exercise price for the common stock will be held in an escrow account until five business days following the Expiration Date, unless Unwired Planet, Inc. withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: I apply for ALL of my entitlement of new shares x 0.07533 = x $1.66 = $ pursuant to the basic subscription (no. of subscription rights) (no. of new shares) (per share) EXAMPLE: If you own 10,000 shares of common stock, your basic subscription right permits the purchase of 753 shares. [10,000 purchase rights x 0.07533 = 753.3 with fractional shares rounded down to the nearest whole number]. IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS: I apply for x $1.66 = $ (no. of new shares) (per share) Amount of check or money order enclosed $ IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing. SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription in the Subscription Rights offering. Signature of Subscriber(s) (and address if different than that listed on this Subscription Certificate) Telephone number (including area code) Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011 By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021 DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to the Information Agent, Georgeson Inc. toll free at (800) 903-2897.